UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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DEL GLOBAL TECHNOLOGIES CORP.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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DEL GLOBAL TECHNOLOGIES CORP.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD FEBRUARY 26, 2008

To the Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Meeting”) of DEL GLOBAL TECHNOLOGIES CORP., a New York corporation (the “Company”), will be held at the offices of Del Global Technologies Corp., 11550 West King Street, Franklin Park, Illinois 60131 on Tuesday, February 26, 2008 at 2 p.m., central time, or at any adjournment or postponement thereof, for the following purposes:

1.	To elect four (4) members of the board of directors of the Company (the “Board”) to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualify;

2.	To ratify the appointment of BDO Seidman, LLP as our independent registered public accountants for the fiscal year ending August 2, 2008; and

3.	To transact such other business as may properly be brought before the Meeting or any adjournment or postponement thereof.

These proposals are more fully described in the proxy statement accompanying this notice.  The Company’s Board recommends that you vote FOR each of these proposals.  The Meeting may be postponed or canceled by action of the Board upon public notice given prior to the time previously scheduled for the Meeting or adjourned by action of the chairman of the Meeting.  Only shareholders of record at the close of business on January 22, 2008 are entitled to vote at the Meeting.

All shareholders are cordially invited to attend the Meeting in person.  However, to ensure your representation at the Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed.  Any shareholder attending the Meeting may vote in person even if such shareholder has returned a proxy, as long as the shares are held in the shareholder’s name or the brokerage firm, bank or other holder of record acting as the shareholder’s nominee confirms the shareholder’s ownership in writing.  A list of shareholders entitled to vote at the Meeting will be available for inspection at our offices.  If you have any further questions concerning the Meeting or any of the proposals, please contact James A. Risher at (847) 288-7000.

By Order of the Board of Directors

/s/ James A. Risher
James A. Risher
President and Chief Executive Officer
Franklin Park, Illinois
Dated: January 25, 2008

DEL GLOBAL TECHNOLOGIES CORP.
11550 WEST KING STREET
FRANKLIN PARK, ILLINOIS 60131

________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

JANUARY 25, 2008

________________

INTRODUCTION

This Proxy Statement is being furnished to shareholders by the Board of Directors of DEL GLOBAL TECHNOLOGIES CORP., a New York corporation (the “Company”), in connection with the solicitation of the proxies in the accompanying form for use at the 2008 Annual Meeting of Shareholders of the Company (the “Meeting”) to be held at the offices of Del Global Technologies Corp., 11550 West King Street, Franklin Park, Illinois 60131 on Tuesday, February 26, 2008 at 2 p.m., central time, or at any adjournment or postponement thereof.

The date of this Proxy Statement is January 25, 2008, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to shareholders.

GENERAL INFORMATION

Place and Time.  The Meeting will be held at the offices of Del Global Technologies Corp., 11550 West King Street, Franklin Park, Illinois 60131 on Tuesday, February 26, 2008 at 2 p.m., central time.

Record Date and Voting.  The Board of Directors fixed the close of business on Tuesday, January 22, 2008, as the record date (the “Record Date”) for the determination of holders of outstanding shares of the Company entitled to notice of and to vote on all matters presented at the Meeting.  Such shareholders will be entitled to one vote for each share held on each matter submitted to a vote at the Meeting.  On the Record Date, there were 24,184,569 shares of the Company’s common stock, $0.10 par value per share (the “Common Stock”), issued and outstanding, each of which is entitled to one vote on each matter to be voted upon.  Shareholders may vote in person or by proxy.

Purposes of the Meeting.  The purpose of the Meeting is to vote upon (i) the election of four (4) directors for the ensuing year; (ii) the ratification of the appointment of BDO Seidman, LLP as our independent registered public accountants for the fiscal year ending August 2, 2008; and (iii) such other business as may properly be brought before the Meeting and any adjournment or postponement thereof.

Quorum.  The required quorum for the transaction of business at the Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date.  Shares that are voted “FOR,” “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Meeting (the “Votes Cast”) with respect to such matter.

Abstentions and Broker Non-Votes.  Broker “non-votes” and the shares of Common Stock as to which a shareholder abstains are included for purposes of determining whether a quorum of shares of Common Stock is present at a meeting.  A broker “non-vote” occurs when a nominee holding shares of Common Stock for the beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.  Neither broker “non-votes” nor abstentions are included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the Votes Cast and, therefore, they do not have the effect of votes in opposition in such tabulations.

Voting of Proxies.  The Board of Directors of the Company is asking for your proxy.  Giving the Board of Directors your proxy means you authorize it to vote your shares at the Meeting in the manner you direct.  You may vote for all, some or none of the director nominees.  You may also vote for or against the other proposals or abstain from voting.  All valid proxies received prior to the Meeting will be voted.  All shares represented by a proxy will be voted, and where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made.  If no choice is indicated on the proxy, the shares will be voted FOR the Company’s four (4) director nominees, FOR the ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accountants for the fiscal year ending August 2, 2008 and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the Meeting.  A shareholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to the Secretary of the Company a written instrument that revokes the proxy or a validly executed proxy with a later date, or by attending the Meeting and voting in person.  The directors receiving a plurality of Votes Cast will be elected to fill the seats of our Board of Directors.  The affirmative vote of a majority of the Votes Cast is required to ratify the appointment of the independent registered public accountants.  As of the Record Date, there were 24,184,569 shares of the Company’s Common Stock issued and outstanding.  The form of proxy accompanying this Proxy Statement confers discretionary authority upon the named proxyholders with respect to amendments or variations to the matters identified in the accompanying Notice of Meeting and with respect to any other matters which may properly come before the Meeting.  As of the date of this Proxy Statement, management of the Company knows of no such amendment or variation or of any matters expected to come before the Meeting which are not referred to in the accompanying Notice of Annual Meeting.

Attendance at the Meeting.  Only holders of Common Stock, their proxy holders and the Company’s invited guests may attend the Meeting.  If you wish to attend the Meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership and identification with a photo at the Meeting.  For example, you could bring an account statement showing that you beneficially owned shares of Common Stock of the Company as of the Record Date as acceptable proof of ownership.

Costs of Solicitation.  The cost of soliciting proxies will be borne by the Company.  Such costs include the reasonable expenses of brokerage firms and others for forwarding the proxy materials to beneficial owners of Common Stock.  In addition to solicitation by mail, solicitation may be made by certain directors, officers and employees of the Company, or firms specializing in solicitation; and may be made in person or by telephone or telegraph.  No additional compensation will be paid to any director, officer or employee of the Company for such solicitation.

Certain Financial Information.  Please take note that the Company’s Annual Report on Form 10-K for the fiscal year ended July 28, 2007 (the “2007 Annual Report”) (without exhibits) is enclosed with this Proxy Statement.

Any shareholder of the Company may obtain without charge copies of the 2007 Annual Report, including the Company’s certified financial statements and any exhibits, as filed with the Securities and Exchange Commission (the “Commission”), by writing to the corporate secretary, Del Global Technologies Corp., 11550 West King Street, Franklin Park, Illinois 60131.

PROPOSAL I

ELECTION OF DIRECTORS

Nominees

The Board is presently comprised of four (4) directors, all of whom were elected at the Company’s Annual Meeting of Shareholders held on March 20, 2007.  Unless otherwise specified, all Proxies received will be voted in favor of the election of the persons named below as directors of the Company.  Directors must be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election.  Directors elected at the Meeting will serve until the next Annual Meeting of Shareholders of the Company and until their successors shall be duly elected and qualify.  Each of the nominees currently serves as a director of the Company.  The terms of office of the current directors expire at the Meeting and when their successors are duly elected and qualify.  The Company has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, if elected.  Should any of the nominees not remain a candidate for election at the date of the Meeting, the Proxies will be voted in favor of those nominees who remain candidates and may be voted for substitute nominees selected by the Board of Directors.  The Board of Directors has no reason to believe that any nominee listed below will be unwilling or unable to serve as director of the Company.

Information with Respect to Nominees

The names and ages of each nominee for director of the Company, each of their principal occupations at present and for the past five (5) years and certain other information about each of the nominees are set forth below:

Name	Age	All Offices With The Company(1)	Director Since

Gerald M. Czarnecki	68	Director	2003

James R. Henderson	50	Chairman of the Board and Director	2003

General Merrill A. McPeak	72	Director	2005

James A. Risher	65	Director, President and Chief Executive Officer	2005

(1)	See also the “Committee Membership” chart included in this Proxy Statement.

Gerald M. Czarnecki has been a member of the Company’s Board of Directors since June 3, 2003.  He has served as the Chairman and CEO of The Deltennium Group, Inc., a privately held holding company (“Deltennium”), since November 1995 and since August of 2007, Mr. Czarnecki has served as President & CEO of O2Media, a private direct response marketing and educational TV production company.   From April 1, 2007 to January 15, 2008, Mr. Czarnecki served as President & CEO of Junior Achievement Worldwide, Inc., where he also serves on the board of directors. Mr. Czarnecki had a broad career as a corporate executive including serving as Chairman & CEO of Honfed Bank, a multi-billion dollar bank; President of UNC Inc., a manufacturing and services company in the aviation industry; and Senior Vice President of Human Resources and Administration of International Business Machines Corporation (IBM), the world’s largest computer company.  Mr. Czarnecki is a frequent speaker and seminar leader on a broad range of corporate governance issues and serves on a number of corporate boards.  He has served as a member of the board of directors and Chairman of the Audit Committee of State Farm Insurance Companies since 1998; Mr. Czarnecki also serves on the Board of Trustees of the National University System, the second-largest private, nonprofit institution of higher education in California.  He is Chairman of the board of directors of the National Association of Corporate Directors, Florida Chapter and is Chairman of The National Leadership Institute, a non-profit organization committed to improving non-profit Leadership and Corporate Governance.  Mr. Czarnecki has a B.S. in Economics from Temple University and an M.A. in Economics from Michigan State University and is a Certified Public Accountant.

James R. Henderson has been a member of the Company’s Board of Directors since November 20, 2003 and Chairman of the Board since May 12, 2005.  Mr. Henderson has, since March 1,2007, served as an Executive Vice President of SP Acquisition Holdings, Inc., a “blank check company” formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses or assets.  James Henderson is a Managing Director and operating partner of Steel Partners LLC, a global investment management firm, which is the Investment Manager for Steel Partners II Master Fund L.P., Steel Partners II, L.P. and Steel Partners II (Onshore) LP.  Mr. Henderson has been associated with Steel Partners LLC and its affiliates since August 1999.  Mr. Henderson has served as President and Chief Operating Officer of WebFinancial Corporation (“WebFinancial”), which, through its operating subsidiaries, operates in niche banking markets, since November 2003 and as Chief Executive Officer and a director since June 2005.  Mr. Henderson has served as a director of Angelica Corporation, an outsourced linen management services provider to the healthcare industry, since August 2006.  He has also served as President of Gateway Industries, Inc., a provider of database development and website design and development services, since December 2001.  Mr. Henderson has served as a director of SL Industries, Inc. (“SLI”), a manufacturer and marketer of power and data quality systems and equipment for industrial, medical, aerospace and consumer applications since January 2002.  Mr. Henderson has served as a director of BNS Holdings, Inc., a holding company that owns a majority of Collins Industries, Inc., a manufacturer of school buses, ambulances, and terminal trucks, since June 2004.  Mr. Henderson served as a director of ECC International Corp., a manufacturer and marketer of computer controlled simulators for training personnel to perform maintenance and operation procedures on military weapons, from December 1999 until September 2003, and as acting Chief Executive Officer from July 2002 until March 2003.  From January 2001 to August 2001, Mr. Henderson served as President of MDM Technologies, Inc., a direct mail and marketing company.  From 1996 to July 1999, Mr. Henderson was employed in various positions with Aydin Corporation which included tenure as President and Chief Operating Officer from October 1998 to June 1999.  Prior to his employment with Aydin Corporation, Mr. Henderson was employed as an executive with UNISYS Corporation, an e-business solutions provider.  Mr. Henderson earned a B.S. in Accounting from the University of Scranton.

General Merrill A. McPeak has been a member of the Company’s Board of Directors since April 27, 2005.  General McPeak is the President of McPeak and Associates, a management-consulting firm he founded in 1995.  General McPeak was Chief of Staff of the United States Air Force from November 1990 to October 1994, when he retired from active military service.  General McPeak was for several years Chairman of ECC, International, a Florida-based simulation and training company.  He has served as a director of several other public companies, including Tektronix and TWA.  Currently, General McPeak is Chairman of the board of directors of Ethicspoint, Inc., a company providing confidential corporate governance compliance and whistleblower reporting services.  He is a director of Sensis Corp., a privately held manufacturer of military radars and civilian air traffic control systems.  He is an investor in and director of several public and private companies in the early development stage, including: Gigabeam (NASDAQ: GGBM), a supplier of high performance, high availability fiber-speed wireless communications; MathStar (NasdaqGM: MATH), a designer and marketer of specialized semiconductor integrated circuits; and Quintessence Photonics (OTC BB: QPCI.OB), a designer and manufacturer of high performance semiconductor laser diodes.  General McPeak received a Bachelor of Arts degree in economics from San Diego State College and a Master of Science degree in international relations from George Washington University.  He is a member of the Council on Foreign Relations, New York City.

James A. Risher has been a member of the Company’s Board of Directors since April 27, 2005.  On July 22, 2006, Mr. Risher became the Interim President and CEO of the Company.  On August 31, 2006 Mr. Risher became the President and CEO of the Company.  Mr. Risher has been the Managing Partner of Lumina Group, LLC, a private company engaged in the business of consulting and investing in small and mid-size companies, since 1998.  From February 2001 to May 2002, Mr. Risher served as Chairman and Chief Executive Officer of BlueStar Battery Systems International, Inc., a Canadian public company that is an e-commerce distributor of electrical and electronic products to selected automotive aftermarket segments and targeted industrial markets.  From 1986 to 1998, Mr. Risher served as a director, Chief Executive Officer and President of Exide Electronics Group, Inc. (“Exide”), a global leader in the uninterruptible power supply industry.  He also served as Chairman of Exide from December 1997 to July 1998.  Mr. Risher has also been a director of SLI since May 2003 and a director of New Century Equity Holdings Corp., a holding company seeking to acquire a new business, since October 2004.  Mr. Risher has extensive experience in the computer industry beginning in 1967 with IBM and later holding senior management positions with Wang Laboratories, Inc. and Motorola Inc.  Mr. Risher received Bachelor of Arts and Master of Arts degrees in economics from the University of Texas.  He is a long-term member of the National Association of Corporate Directors.

During the Company’s fiscal year ended July 28, 2007, the Board of Directors held 13 regularly scheduled and special meetings.  During this period, all of the directors attended or participated in more than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which each such director served (during the periods during which such director served on such committee).

Each director is expected to make reasonable efforts to attend Board meetings, meetings of committees of which such director is a member and the Annual Meeting of Shareholders.  Four (4) board members attended the 2007 Annual Meeting of Shareholders.

The Company has three standing committees: the Audit Committee (the “Audit Committee”), the Compensation and Stock Option Committee (the “Compensation Committee”), and the Nominating and Governance Committee (the “Nominating Committee”).  Each of these committees has a written charter approved by the Board of Directors.  A copy of each charter can be found under the “Investor Relations” section of our website at www.delglobal.com.

The members of the committees are identified in the following table.

COMMITTEE MEMBERSHIP

Director	Audit Committee	Compensation And Stock Option Committee	Nominating And Governance Committee
Gerard M. Czarnecki*	CHAIR	X	X
James R. Henderson*	-	X	CHAIR
General Merrill A. McPeak*	X	CHAIR	X
James A. Risher	-	-	-

* Independent

Audit Committee

The Audit Committee is responsible for reviewing the financial information that will be provided to shareholders and others, the systems of internal controls, which management and the Board of Directors have established, the performance and selection of independent auditors, and the Company’s audit and financial reporting processes.  The Audit Committee held 5 meetings during the last fiscal year.  The Board of Directors has determined that Mr. Czarnecki is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K.  Although the Company is currently not listed on any exchange, each of Mr. Czarnecki and the other member of the Audit Committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of NASDAQ.

Compensation Committee

The basic responsibility of the Compensation Committee is to review the performance and development of management in achieving corporate goals and objectives and to ensure that the Company’s senior executives are compensated effectively in a manner consistent with the Company’s strategy, competitive practice, and the requirements of the appropriate regulatory bodies.  Toward that end, the Compensation Committee oversees all of the Company’s compensation, equity and employee benefit plans and payments, including the Company’s Option Plan (as defined herein).  This committee held one formal meeting during the last fiscal year and also included compensation discussions and stock option grant award approvals on a routine basis during Board meetings held during the last fiscal year.  Although the Company is not listed on any exchange, each of the members of the Compensation Committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of NASDAQ, and an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

Nominating Committee

The Nominating Committee is responsible for recommending to the full Board of Directors candidates for election to the Board of Directors.  This committee held one meeting during the last fiscal year.  The Nominating Committee considers nominees proposed by shareholders.  To recommend a prospective nominee for the Nominating Committee’s consideration, shareholders should submit the candidate’s name and qualifications to the corporate secretary in writing to the following address: Del Global Technologies Corp., 11550 West King Street, Franklin Park, Illinois 60131, Attn: James A. Risher, with a copy to the Company’s General Counsel at the following address: Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022, Attn: Jeffrey Spindler, Esq. Each member of this committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of NASDAQ.

In considering Board candidates, the Nominating Committee takes into consideration the Company’s Corporate Governance Guidelines, the Company’s policy regarding shareholder recommended director candidates, as set forth above, and all other factors that it deems appropriate, including, but not limited to, the individual’s independence, character, education, experience, knowledge and skills.  The Nominating Committee will also consider: the extent of the individual’s experience in business, education or public service; his or her ability to bring a desired range of skills, diverse perspectives and experience to the Board; and whether the individual possesses high ethical standards, a strong sense of professionalism and is capable of serving the interests of shareholders.  In addition to reviewing a candidate’s background and accomplishments, candidates for director nominees are reviewed in the context of the current composition of the Board and the evolving needs of the Company’s businesses.  It is the Board’s policy that at all times at least a majority of its members meet the standards of independence promulgated by the NASD and the SEC and as set forth in the Company’s Corporate Governance Guidelines.  Additionally, the Nominating Committee will consider the number of boards on which the candidate already serves when assessing whether the candidate has the appropriate time to devote to Board service.

Except as set forth above, the Nominating Committee does not currently have a formal policy regarding the handling or consideration of director candidate recommendations received from a shareholder, or a formal process for identifying and evaluating nominees for directors (including nominees recommended by shareholders).  These issues will be considered by the Committee, which will then make a recommendation to the Board.

Director Compensation

Director compensation is more fully described below in the “Director Compensation Table” located in the “Executive Compensation” portion of this Proxy Statement.

Recommendation

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THESE NOMINEES.

MANAGEMENT

Additional Executive Officers of the Company Who are Not Directors or Director Nominees

Mark A. Zorko, 55, has served as our Chief Financial Officer since August 30, 2006.  He continues as a CFO Partner at Tatum, LLC, a professional services firm where he has held financial leadership positions with public and private client companies.  From 1996 to 1999, Mr. Zorko was Chief Financial Officer and Chief Information Officer for Network Services Co., a privately held distribution company.  His prior experience includes Vice President, Chief Financial Officer and Secretary of Comptronix Corporation, a publicly held electronic system manufacturing company, corporate controller for Zenith Data Systems Corporation, a computer manufacturing and retail electronics company, and finance manager positions with Honeywell, Inc. Mr. Zorko was a senior staff consultant with Arthur Andersen & Co. Mr. Zorko served in the Marine Corps. from 1970 to 1973.  He has served as a director of Guardian Technologies International, Inc. Mr. Zorko is on the audit committee for Opportunity Int’l, a microenterprise development organization, and on the Board of Directors for St. Alexius Medical Center.  Mr. Zorko earned a BS degree in Accounting from The Ohio State University, an MBA from the University of Minnesota, and completed the FEI’s Chief Financial Officer program at Harvard University.  He is a certified public accountant and a member of the National Association of Corporate Directors.

Mark A Koch, 49, served as our Treasurer and Principal Accounting Officer from August 24, 2004 and our Secretary from September 17, 2004, until his resignation from all positions held with the Company on October 30, 2006.  Prior to his appointment as Treasurer and Principal Accounting Officer, Mr. Koch served as our Corporate Controller and Assistant Secretary from February 2003.

CORPORATE GOVERNANCE

Our business, property and affairs are managed by, or are under the direction of, the Board of Directors pursuant to the New York Business Corporation Law, our by-laws and our certificate of incorporation.  Members of the Board of Directors are kept informed of our business through discussions with James A. Risher, our Chief Executive Officer and President, and with key members of management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

The Company maintains a corporate governance page on its website that includes key information about its corporate governance initiatives, including the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics and charters for the Audit Committee, the Compensation Committee and the Nominating Committee of the Board.  The corporate governance page can be found at www.delglobal.com, by clicking on “Investor Relations,” and then “Corporate Governance.”

The Company’s policies and practices are compliant with the corporate governance requirements of the Sarbanes-Oxley Act of 2002.  The Company’s initiatives have included:

●	The Board has adopted clear corporate governance policies;

●	A majority of the Board members are independent of the Company and its management;

●	All members of the standing Board committees — the Audit Committee, the Compensation Committee, and the Nominating Committee — are independent;

●	The independent members of the Board meet regularly without the presence of management;

●	The charters of the Board committees clearly establish their respective roles and responsibilities;

●	The Company’s employees have received training on, and affirmed the Company’s Code of Business Conduct and Ethics;

●
The Chairman of the Company’s Audit Committee serves as the Company’s Compliance Officer and monitors a hotline available to all employees for reporting business abuses, including the anonymous submission of employee complaints on accounting, internal controls, or auditing matters;

●
The Company has adopted a code of ethics that applies to its principal executive officer and all members of its finance department, including the principal financial officer and principal accounting officer; and

●
The Company has an internal audit control function that maintains critical oversight over the key areas of its business and financial processes and controls, and meets regularly with the Company’s Audit Committee without the presence of management.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information concerning beneficial ownership of Common Stock of the Company outstanding at January 22, 2008 by each person or entity (including any “Group” as such term is used in Section 13(d) (3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), known by the Company to be the beneficial owner of more than five percent of its outstanding Common Stock.  The percentage ownership of each beneficial owner is based upon 24,184,569 shares of Common Stock issued and outstanding as of January 22, 2008, plus shares issuable upon exercise of options, warrants or convertible securities (exercisable within 60 days after said date) that are held by such person or entity, but not those held by any other person or entity.  The information presented in this table is based upon the most recent filings with the Commission by such persons or upon information otherwise provided by such persons to the Company.

Name and address of beneficial owner	Amount and nature of beneficial ownership(1)	Percent of Class
Warren G. Lichtenstein c/o Steel Partners II, L.P. 590 Madison Avenue 32nd Floor New York, NY 10022	5,037,943(2)	20.83%
Wellington Management Co. LLP 75 State Street Boston, MA 02109	2,737,021(3)	11.32%

(1)	Unless otherwise noted, each beneficial owner has sole voting and investment power with respect to the shares shown as beneficially owned by him or it

(2)
According to information contained in Amendment No. 12 to a Schedule 13D dated December 28, 2007, Steel Partners II, L.P., a Delaware limited partnership (“Steel Partners II”) owns 5,037,943 shares of our Common Stock and Steel Partners II GP LLC, a Delaware limited liability company (“Steel GP LLC”), Steel Partners II Master Fund L.P., a Cayman Islands exempted limited partnership (“Steel Master”), Steel Partners LLC, a Delaware limited liability company (“Partners LLC”) and Warren G. Lichtenstein may be deemed to beneficially own such shares.  Steel Master is the sole limited partner of Steel Partners II.  Steel GP LLC is the general partner of Steel Partners II and Steel Master.  Partners LLC is the investment manager of Steel Partners II and Steel Master.  Warren G. Lichtenstein is the manager of Partners LLC and the managing member of Steel GP LLC.  By virtue of his positions with Steel GP LLC and Partners LLC, Mr. Lichtenstein has the sole power to vote and dispose of the 5,037,943 shares of our Common Stock owned by Steel Partners II.

(3)
According to information contained in Amendment No. 7 to a Schedule 13G dated March 12, 2007, Wellington Management Company, LLP (“Wellington”), an investment advisor registered under the Investment Act, may be deemed the beneficial owner of 2,737,021 shares of Common Stock of the Company.  Clients of Wellington are the owners of record of the shares held by Wellington.  Accordingly, in its role as investment advisor, Wellington has shared power to vote as to 1,955,166 of our Common Stock and shared power to dispose of all 2,737,021 shares of our Common Stock owned by Wellington

Security Ownership of Directors and Management

The following table sets forth information concerning beneficial ownership of Common Stock of the Company outstanding at January 22, 2008 by (i) each director; (ii) each executive officer of the Company and (iii) by all directors and executive officers of the Company as a group.  The percentage ownership of each beneficial owner is based upon 24,184,569 shares of Common Stock issued and outstanding as of January 22, 2008, plus shares issuable upon exercise of options, warrants or convertible securities (exercisable within 60 days after said date) that are held by such person or entity, but not those held by any other person or entity.  The information presented in this table is based upon the most recent filings with the Commission by such persons or upon information otherwise provided by such persons to the Company.

Name and address of beneficial owner	Amount and nature of beneficial ownership(1)	Percent of Class
Mark A Koch(4)	10,000(2)	*
Mark A. Zorko	40,000(2)	*
Gerald M. Czarnecki	66,168(2)	*
James A. Risher	66,250(2)	*
James R. Henderson(3)	61,750(2)	*
Merrill A. McPeak	68,491(2)	*
All Directors and Named Executive Officers as a group (6 persons)	312,659(2)	1.29%

*	Represents less than 1% of the outstanding shares of our Common Stock

(1)	Unless otherwise noted, each director and executive officer has sole voting and investment power with respect to the shares shown as beneficially owned by him.

(2)
Includes shares of our Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of January 22, 2008, in the following amounts: Mark A. Koch — 10,000, Mark A. Zorko — 40,000, Gerald M. Czarnecki — 34,375, James A. Risher — 66,250, James R. Henderson — 61,750 and Merrill A. McPeak —27,375.

(3)
Mr. Henderson is a Managing Director and operating partner of Steel Partners LLC, which is the Investment Manager of Steel Partners II, L.P.  Mr. Henderson disclaims beneficial ownership of the 5,037,943 shares of our Common Stock owned by Steel Partners II, L.P.

(4)	Mr. Koch resigned as Treasurer and Principal Accounting Officer, effective October 30, 2006.

Procedures for Contacting Directors

The Company has adopted a procedure by which shareholders may send communications to one or more directors by writing to such director(s) or to the whole Board care of the Corporate Secretary, Del Global Technologies Corp., 11550 West King Street, Franklin Park, Illinois 60131.  Any such communications will be promptly distributed by the Secretary to such individual director(s) or to all directors if addressed to the whole Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Commission.  Such officers, directors and 10% shareholders are also required by Commission rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company and written representations that no Form 5 or amendments thereto were required, the Company believes that during the fiscal year ended July 28, 2007, its directors and officers, and greater than 10% beneficial owners, have complied with all Section 16(a) filing requirements except for the following transactions that were inadvertently reported late:

Name	Number of Transactions	Type of Form	Number of Forms Filed Late
Gerald M. Czarnecki	6	4	3
James R. Henderson	2	4	2
General Merrill A. McPeak	9	4	4
James A. Risher	2	4	2
Mark Zorko	2	4	2

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis describes the elements of compensation paid to each of the named executive officers who served in the fiscal year ended July 28, 2007.  The discussion focuses primarily on the information contained in the following tables and related footnotes but may also describe compensation actions taken before or after the last completed fiscal year to the extent that such discussion enhances understanding of our compensation philosophy or policies.  The Compensation Committee of the Board oversees the design and administration of our executive compensation program.

Role of the Compensation Committee

The Compensation Committee is responsible for ensuring that the Company’s executive compensation policies and programs are competitive within the markets in which the Company competes for talent and reflect the long-term investment interests of our shareholders.  The Compensation Committee reviews and approves the executive compensation and benefits programs for all the Company’s executive officers annually, usually in the first quarter of each fiscal year.  Any options that are granted as a result of the Compensation Committee’s executive compensation review and approval process are only granted upon full Board approval of the option grant.  The strike price of such options is set at the closing price of the Company’s stock on the day the options were granted.

With respect to the Chief Executive Officer (“CEO”), the Compensation Committee reviews and approves corporate goals and objectives, evaluates the CEO’s performance against these objectives, and makes recommendations to the Board regarding the CEO’s compensation level based on that evaluation.

The CEO participates, together with the Compensation Committee, in the executive compensation process by:

●	approving perquisites valued at less than $10,000 per year (all perquisites valued at greater than this amount are still approved by the Compensation Committee);

●	participating in informal discussions with the Compensation Committee regarding satisfaction of performance criteria by executive officers, other than the CEO;

●	providing the Board with recommendations as to who should participate in the Del Global Incentive Stock Plan and the size of option grants to such participants; and

●	assigning annual budget goals and other objectives that determine bonus awards for the CFO.

Compensation Philosophy and Objectives

The Compensation Committee is responsible for ensuring that the Company’s executive compensation policies and programs are competitive within the markets in which the Company competes for talent and reflect the long-term investment interests of our shareholders.  The goal of the executive compensation program is to (a) attract, retain and reward executive officers who contribute to the Company’s success and (b) align executive compensation with the achievement of the Company’s business objectives and the creation of longer-term value for shareholders.  The Compensation Committee also strives to balance short and long-term incentive objectives by establishing goals, performance criteria, evaluating performance and determining actual incentive awards that are both effective and efficient.  While the Compensation Committee believes that stock ownership by executive officers is an effective way of aligning the common interests of management and shareholders to enhance shareholder value, the Company has not established equity ownership guidelines for its executive officers.

Relationship of Company Performance to Executive Compensation

When determining executive compensation, the Compensation Committee also takes into account the executives’ performance in special projects undertaken during the past fiscal year, contribution to improvements in our financial situation, development of new products, marketing strategies, manufacturing efficiencies and other factors.  During the 2007 fiscal year, the Compensation Committee focused particularly on progress with respect to improvement in the Company’s revenue growth, operating earnings and the development of a long-term strategic plan for the Company that provides a platform for growth and a return to shareholders.

Satisfaction of certain performance criteria (including initiative, contribution to overall corporate performance and managerial ability) is evaluated after informal discussions with other members of the Board and, for all of the executives other than the CEO, after discussions with the CEO.  No specific weight or relative importance was assigned to the various qualitative factors and compensation information considered by the Compensation Committee.  Accordingly, the Company’s compensation policies and practices may be deemed subjective, within an overall published framework based on both the financial and non-financial factors.

Elements of Compensation

The Company’s compensation program is comprised primarily of four elements: base salary, annual cash bonuses, long-term equity incentives and perquisites.  Together, these four elements are structured by the Compensation Committee to provide our named executive officers with cumulative total compensation consistent with our executive compensation philosophy described above.  Each of these elements plays an important role in balancing executive rewards over short- and long-term periods, based on our program objectives.

1.           Base Salary

Our base salary levels reflect a combination of factors, including competitive pay levels relative to our peers, the executive’s experience and tenure, our overall annual budget for merit increases and pre-tax profit, the executive’s individual performance, and changes in responsibility.  We review salary levels annually to recognize these factors.  We do not target base salary at any particular percent of total compensation.  The base salary for our CEO and CFO is set forth in their employment agreements, which are described in more detail below.

Our executive salary levels are intended to be consistent with competitive salary levels and job responsibilities of each executive.  Salary increases reflect competitive and economic trends, our overall financial performance and the performance of the individual executive.

2.           Annual Cash Bonuses

The purpose of the annual cash bonus is to provide a competitive annual cash incentive opportunity that rewards both the Company’s performance toward corporate goals and objectives and also individual achievements.  The annual bonus is a short-term annual incentive paid in cash pursuant to arrangements that cover all executive officers, including the CEO, and provide that a bonus will be paid upon the achieving the Company’s annual budget and attaining specific objectives assigned by the Board of Directors of the Company.  For fiscal year 2007, our CEO and CFO were eligible to receive an annual bonus with a target of 60% and 45% of their annual base salary respectively.

3.           Long Term Equity Incentives

A.           Del Global Stock Option Plan

The purpose of the Del Global Amended and Restated Stock Option Plan (the “DGTC Plan”), is to provide for the granting of incentive stock options and non-qualified stock options to the Company’s executive officers, directors, employees and consultants.  The Compensation Committee administers the DGTC Plan.  Among other things, the Compensation Committee: (i) determines participants to whom options may be granted and the number of shares to be granted pursuant to each option, based upon the recommendation of our chief executive officer; (ii) determines the terms and conditions of any option under the DGTC Plan, including whether options will be incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-qualified stock options; (iii) may vary the vesting schedule of options; and (iv) may suspend, terminate or modify the DGTC Plan. Any Compensation Committee recommendations of awards, options or compensation levels for senior executive officers are approved by the entire Board, excluding any management directors.

Under the DGTC Plan, incentive stock options have an exercise price equal to their fair market value as of the grant date and, unless earlier terminated, are exercisable for a period of ten (10) years from the grant date.  Non-qualified stock options may have an exercise price that is less than, equal to or more than the fair market value on the grant date and, unless earlier terminated, are exercisable for a period of up to ten (10) years from their grant date.

For the fiscal year ended July 28, 2007, under the terms of the DGTC Plan, the Company granted (a) James A. Risher an option to purchase 120,000 shares of the Company’s Common Stock and (b) Mark A. Zorko, through two separate option grants, the first being options to purchase 60,000 shares of the Company’s Common Stock and the second being options to purchase 20,000 shares of the Company’s Common Stock.

B.           2007 Incentive Stock Plan

The 2007 Incentive Stock Plan (the “2007 Plan”) is designed to provide an incentive to, and to retain in the employ of the Company and any Subsidiary of the Company, within the meaning of Section 424(f) of the United States Internal Revenue Code of 1986, as amended, directors, officers, consultants, advisors and employees with valuable training, experience and ability; to attract to the Company new directors, officers, consultants, advisors and employees whose services are considered valuable and to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

The 2007 Plan is administered by the Compensation Committee, which has full power and authority to designate recipients of options (as defined in the 2007 Plan) and restricted stock under the 2007 Plan and to determine the terms and conditions of the respective option and restricted stock agreements and to interpret the provisions and supervise the administration of the 2007 Plan.  The Compensation Committee also has the authority to designate which options granted under the 2007 Plan will be incentive options and which shall be nonqualified options.

4.           Perquisites

The Company’s compensation program also includes other benefits and perquisites.  These benefits include annual matching contributions to certain executive officers’ 401(k) plan accounts, car allowances, living allowances and tax gross-ups to cover taxes on certain benefits.  We are selective in our use of perquisites, attempting to utilize perquisites that are within range of modest to competitive within our industry.  The Compensation Committee has delegated authority to the CEO to approve such perquisites for other executive officers, but the Compensation Committee must separately approve any perquisites that exceed $10,000 per year.

Impact of Tax and Accounting

As a general matter, the Compensation Committee always considers the various tax and accounting implications of compensation elements employed by the Company and attempts to structure such compensation in a tax efficient manner.  When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants.

Current compensation levels for our named executive officers are significantly lower than $1 million at which tax deductions are limited under Internal Revenue Code Section 162(m).  In the event that future annual total compensation for any named executive officer exceeds the $1 million threshold, the Compensation Committee intends to balance tax deductibility of executive compensation with its responsibility to retain and motivate executives with competitive compensation programs.  As a result, the Compensation Committee may take such actions as it deems in the best interests of shareholders, including: (i) provide non-deductible compensation above the $1 million threshold; (ii) require deferral of a portion of the bonus or other compensation to a time when payment may be deductible by the Company; and/or (iii) modify existing programs to qualify bonuses and other performance-based compensation to be exempt from the deduction limit.

Under Statement of Financial Accounting Standards 123 (revised 2004) (“FAS 123R”), which the Company adopted effective July 31, 2005, the Company measures the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award.  That cost is then recognized over the period in which the employee is required to provide the services - the requisite service period (usually the vesting period) - in exchange for the award.  The grant date fair value for options and similar instruments is estimated using option pricing models.  Under SFAS 123 (R), the Company is required to select a valuation technique or option pricing model that meets the criteria as stated in the standard, which includes a binomial model and the Black-Scholes model.  At the present time, the Company is continuing to use the Black-Scholes model.  The adoption of SFAS 123 (R), applying the “modified prospective method,” as elected by the Company, requires the Company to value stock options granted prior to its adoption of SFAS 123 (R) under the fair value method and expense the related unvested amounts over the remaining vesting period of the stock options.

Summary Compensation Table

The following table sets forth all compensation awarded to, paid to or earned by the following type of executive officers for the fiscal year ended July 28, 2007: (i) individuals who served as, or acted in the capacity of, the Company’s principal executive officer for the fiscal year ended July 28, 2007; (ii) individuals who served as, or acted in the capacity of, the Company’s principal financial officer for the fiscal year ended July 28, 2007; (iii) the Company’s most highly compensated executive officers, other than the chief executive and chief financial officer, who were serving as executive officers at the end of the fiscal year ended July 28, 2007 (of which there were none) and (iv) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the Company at the end of the fiscal year ended July 28, 2007 (of which there was one). We refer to these individuals collectively as our “named executive officers.”

Annual Compensation
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Stock Awards	Option Awards(5)	All Other Compensation(2)		Total
James A. Risher, Chief Executive Officer	2007	$274,615	$224,324	$-	$51,171	$167,686		$717,796
Mark A. Zorko, Chief Financial Officer	2007	$214,300	$131,291	$-	$23,526	$6,844		$375,961
Mark A. Koch(3) Treasurer and Principal Accounting Officer	2007	$52,990	$-	$-	$-	$120,577	(4)	$173,567

(1)	The figures reported in the salary and bonus columns represent amounts earned and accrued for each year.

(2)	The amounts in this column include the following executive perquisites and other compensation for fiscal year 2007:

	Benefit	James A. Risher		Mark A. Zorko		Mark A. Koch
(a)	Living allowance	$67,357		-		-
(b)	Car Allowance	-		$5,750		-
(c)	401(k) Match	-		$1,094	(2(c))	-
(d)	Tax Gross-Ups	$41,162		-		-
(e)	Other	$59,167	(2(e))	-		$120,577	(4)
(f)	Annual Total	$167,686		$6,844		$120,577

Notes:

2(c)	Company-matching contribution of 50% of the first 4% of salary. Accelerated vesting schedule (100% vested in Company contributions after three (3) years of employment).
2(e)
During fiscal year 2007, but prior to Mr. Risher’s appointment as CEO, Mr. Risher received $4,167 as compensation for his service to the Company as a Director and $55,000 for his service to the Company as a consultant.

(3)	Mr. Koch served as the Company’s Treasurer and Principal Accounting Officer until October 30, 2006.
(4)	Mr. Koch received separation payments totaling $120,577 in fiscal year 2007.
(5)	Refer to the above “Impact Of Tax And Accounting” discussion for details of stock option plan terms, SFAS 123R valuation techniques and assumptions and the fair value of stock options granted.

Grants Of Plan-Based Awards:

(a)	(b)	(i)	(j)		(k)	(l)
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
James A. Risher, Chief Executive Officer	8/31/2006	-	120,000	(1)	1.50	118,800
Mark A. Zorko, Chief Financial	8/31/2006	-	60,000	(2)	1.50	59,400
Officer	11/17/2006	-	20,000	(2)	2.00	26,200
Mark A. Koch Treasurer and Principal Accounting Officer	-	-	-		-	-

(1)	Granted pursuant to the Company’s DGTC Plan.

These stock options vest and become exercisable as to one-half of such shares on the first anniversary of the date of the grant and as to an additional 25% of such shares on the second and third anniversaries of the date of the grant, respectively.

(2)	Granted pursuant to the Company’s DGTC Plan.

These stock options vest and become exercisable as to 25% of such shares on the date of the option grant and 25% on each of the first, second and third anniversaries of the date of the grant.

Employment Agreements

A.           James A. Risher Employment Agreements

The Company and Mr. Risher entered into a Letter Agreement, dated August 31, 2006 (the “Risher Employment Agreement”), providing for Mr. Risher’s employment with the Company as its CEO and President.  Pursuant to the Risher Employment Agreement, Mr. Risher was entitled to an annual salary of $300,000 and received an option grant to purchase 120,000 shares of the Company’s Common Stock pursuant to and in accordance with the Company’s DGTC Plan.  Such stock options vest and become exercisable as to one-half of such shares on the first anniversary of the date of the grant and as to an additional 25% of such shares on the second and third anniversaries of the date of the grant, respectively.  Under the terms of the Risher Employment Agreement, Mr. Risher also received a living allowance of $6,200 per month.  In addition, Mr. Risher was eligible to receive an annual bonus with a target of 60% of his annual base salary based upon achieving the Company’s annual budget and attaining specific objectives assigned by the Board.  As a result of achieving these specific objectives in fiscal year 2007, Mr. Risher received a bonus of $224,324.

The Risher Employment Agreement has been superseded by Letter Agreement between the Company and Mr. Risher, dated September 19, 2007, setting forth the terms of Mr. Risher’s continued employment by the Company as its CEO and President.  For fiscal year 2008, Mr. Risher will receive an annual base salary of $320,000 as well as a living allowance of $6,200 per month, which amount will be “grossed up” for tax purposes.  In addition, Mr. Risher will be eligible to receive an annual bonus with a target of 70% of his annual base salary, based on achieving the Company’s annual budget and attaining specific objectives assigned by the Board.  The annual bonus can be anywhere from 0% to 150% of the target.

B.           Mark A. Zorko Employment Agreement

The Company and Mr. Zorko entered into a Letter Agreement, dated August 30, 2006 (the “Zorko Employment Agreement), which remains in effect as of the date hereof, and provides for Mr. Zorko’s employment with the Company as its Chief Financial Officer.  Pursuant to the Zorko Employment Agreement, Mr. Zorko is entitled to an annual salary of $245,000 and received an option grant to purchase 60,000 shares of the Company’s Common Stock pursuant to and in accordance with the Company’s DGTC Plan.  Mr. Zorko is also entitled to receive an automobile allowance of $575 per month.  In addition, Mr. Zorko was eligible to receive an annual bonus with a target of 45% of his annual base salary based upon achieving the Company’s annual budget and attaining specific objectives assigned by the CFO of the Company.  As a result of achieving these specific objectives in fiscal year 2007, Mr. Zorko received a bonus of $ 131,291.

Outstanding Equity Awards At Fiscal Year-End:

Option Awards								Stock Awards
(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options(#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James A. Risher,	18,750	(2)	6,250	(2)	-	2.70	4/26/15
Chief Executive	5,000	(2)	5,000	(2)	-	2.26	6/16/16	-	-	-	-
Officer	30,000	(2)	90,000	(2)	-	1.50	8/31/16

Mark A. Zorko,	15,000	(2)	45,000	(2)	-	1.50	8/31/16	-	-	-	-
Chief Financial Officer	5,000	(2)	15,000	(2)	-	2.00	11/17/16

Mark A Koch, former Treasurer and Principal Accounting Officer	10,000	(2)	-		-	-	-	-	-	-	-

(1)           The exercise price per share of each option was equal to the closing price of the shares of Common Stock on the date of grant.
(2)	Granted pursuant to the Company’s DGTC Plan.

Potential Payments Upon Termination or a Change in Control

Separation Agreements with Current and Certain Former Named Executive Officers.

Mark A. Zorko

Pursuant to the Zorko Employment Agreement, Mr. Zorko is entitled to a severance payment in the event his employment is terminated by the Company without cause.  The severance payment is equal to one-year base salary, (currently $245,000).  The Company will make no such payment if employment is terminated for cause.

Mark A. Koch

Mr. Koch served as the Company’s Treasurer and Principal Accounting Officer until October 30, 2006.

The Company entered into a Separation Agreement and General Release dated as of September 7, 2006, (the “Koch Separation Agreement”) with Mark A. Koch, the Company’s former Principal Accounting Officer.  The Koch Separation Agreement was filed as Exhibit 99.01 to the Company’s Current Report on Form 8-K filed on September 7, 2006.  The Koch Separation Agreement provided that Mr. Koch’s last day of employment with the Company will be the first business day following the filing by the Company with the SEC of its Annual Report on Form 10-K for the fiscal year ending July 29, 2006, but in no event later than November 30, 2006, unless mutually agreed in writing by the parties (the “Termination Date”).  The Separation Agreement also provided for a payment of one (1) year’s base salary payable pro-rata over 12 months by the Company to Mr. Koch commencing with the first pay-day following the Termination Date; provided, however, that in the event the Company sells any of its assets or the assets of any of its U.S. Subsidiaries for cash and such sale results in net cash proceeds to the Company of at least $5.0 million, then the Company shall pay to Mr. Koch any balance outstanding of the severance payment within ten (10) days after receipt by the Company of such net cash proceeds from such asset sale. Mr. Koch agreed to release and discharges the Company, as more fully described in the Koch Separation Agreement.  Pursuant to the Koch Separation Agreement, Mr. Koch’s last day of employment with the Company was October 30, 2006.  The total amount to be paid to Mr. Koch in connection with the termination of his employment is $165,000, $120,577 of which was paid in fiscal 2007 and the remainder of which was paid by November 4, 2007.

The Koch Separation Agreement supersedes a certain former Severance Benefits Agreement, dated May 23, 2005, between the Company and Mr. Koch, except that the terms and conditions of Article IV of the former Severance Benefits Agreement which concern obligations with respect to Company confidential information and trade secrets, survive and remain in full force and effect.

DIRECTOR COMPENSATION

The Company seeks highly qualified individuals to serve as outside directors and compensates them with a combination of cash fees and stock options grants.  The Company also reimburses Directors for, or pays, travel costs associated with meeting attendance.  There is no retirement plan for outside directors, and no program of perquisites.  The Compensation Committee periodically assesses whether its compensation structure is competitive in terms of attracting and retaining the type and quality of outside directors needed.

Director Compensation Table

(a)	(b)		(d)		(g)		(h)
Name	Fees Earned or Paid in Cash(1) ($)		Option Awards(2) ($)		All Other Compensation ($)		Total ($)
Gerald M. Czarnecki (5)	33,500		12,114		-		45,614
James R. Henderson (Chairman) (5)	41,000	(3)	32,877		-		73,877
General Merrill A. McPeak (5)	33,500		21,890		-		55,390
James A. Risher (5)	4,167	(4)	-	(4)	55,000	(4)	59,167	(4)

(1)	Fees consist of:

•	Each non-employee director receives an annual retainer of $20,000;

•
Each non-employee director receives an additional fee of $1,000 per each full length Board meeting attended (with lesser compensation for telephonic meetings, at the discretion of the chair of the Board or committee, as applicable);

•	Each non-employee member of each standing committee receives a fee of $500 per each full-length committee meeting attended; and $250 for shorter duration committee meetings attended; and

•
Chairs of the Board and the various standing committees, excepting the Audit Committee, receives double meeting fees.  In lieu of the foregoing, the Chair of the Audit Committee receives an additional $1,000 per Audit Committee meeting.

(2)
During fiscal 2007, Mr. Czarnecki received a grant to purchase 12,500 shares of the Company’s Common Stock at an exercise price of $2.11 per share and an aggregate fair value of $18,625; Mr. Henderson received grants to purchase 50,000 shares of the Company’s Common Stock at an exercise price of $1.65 per share and 15,000 shares of the Company’s Common Stock at an exercise price of $2.11 per share and aggregate fair values of $54,500 and $22,350 respectively and General McPeak received a grant to purchase 11,500 shares of the Company’s Common Stock at an exercise price of $2.11 per share and an aggregate fair value of $17,135. Upon election to the Board, each non-employee member of the Board receives a one-time grant of 25,000 options to purchase the Company’s Common Stock, with an exercise price equal to the fair market value on the date of grant.  Effective as of June 13, 2006, Directors also received annual grants of 10,000 options commencing after their first year of service as a director.  The Chairman of the Audit Committee receives an additional annual grant of 2,500 options.  The Chairman of the Stock Option and Compensation Committee receives an additional annual grant of 1,500 options.  The Chairman of the Governance and Nominating Committee receives an additional annual grant of 1,000 options (as long as such person is not the Chair of any other committee of the Board).  The Chairman of the Board receives an additional annual grant of 5,000 options.  The annual grants of stock options to directors in fiscal year 2007 were made pursuant to the DGTC Plan.  Directors are also eligible to receive restricted stock and option awards under the terms of the Company’s 2007 Plan.  No awards were granted to directors under the 2007 Plan in Fiscal 2007.  Refer to the above “Impact Of Tax And Accounting” discussion for details of stock option plan vesting terms, SFAS 123R valuation techniques and assumptions and the fair value of stock options granted.

(3)
In addition to the above meeting fees, the Chairman of the Board receives $750 per each day other than Board meeting days where he or she spends more than half of such day working at the Company facilities.  This amount is included in the amount reflected in Column (b).

(4)
As Mr. Risher is the Company’s CEO, he is no longer eligible to receive any compensation for his service as a Director.  Mr. Risher did receive compensation for his service to the Company as a Director prior to his appointment as CEO.  Prior to Mr. Risher’s appointment as CEO, he also provided advisory work to the company as a consultant.  The amounts set forth in the table of Director Compensation reflect compensation received by Mr. Risher prior to his appointment as CEO.

(5)
At July 28, 2007, Mr. Czarnecki held an aggregate of 50,000 options to purchase the Company’s Common Stock, of which 34,375 were exercisable; Mr. Henderson held an aggregate of 106,000 options to purchase the Company’s Common Stock, of which 49,250 exercisable; Mr. McPeak held an aggregate of 48,000 options to purchase the Company’s Common Stock, of which 27,375 were exercisable; Mr. Risher held an aggregate of 155,000 options to purchase the Company’s Common Stock, of which 53,750 exercisable.

Restricted Stock and Option Awards

Upon election to the Board, each non-employee member of the Board receives a one-time grant of 25,000 options to purchase the Company’s Common Stock.  The exercise price for such options is equal to the fair market price per share on the date of the grant, which is approved by the Compensation Committee.  These options vest and become exercisable as to 25% of such shares on the date of the option grant, 25% on the first anniversary of the date of the grant and as to an additional 25% of such shares on the second and third anniversaries of the date of the grant, respectively, based on continued service through the applicable vesting date.  Effective as of June 13, 2006, Directors also receive annual grants of 10,000 options commencing after their first year of service as a director.  The Chairman of the Audit Committee receives an additional annual grant of 2,500 options.  The Chairman of the Stock Option and Compensation Committee receives an additional annual grant of 1,500 options.  The Chairman of the Governance and Nominating Committee receives an additional annual grant of 1,000 options (as long as such person is not the Chair of any other committee of the Board).  The Chairman of the Board receives an additional annual grant of 5,000 options.  Directors are also eligible to receive restricted stock and option awards under the terms of the Company’s 2007 Plan.  No awards were granted to directors under the 2007 Plan in fiscal 2007.  The annual grants of stock options to directors in fiscal year 2007 were made pursuant to the DGTC Plan.

COMPENSATION COMMITTEE REPORT*

We have reviewed and discussed with management certain Executive Compensation and Compensation Discussion and Analysis provisions to be included in this proxy statement on Schedule 14A (the “Proxy Statement”), filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended.  Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Executive Compensation and Compensation Discussion and Analysis provisions referred to above be included in the Company’s Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors

General Merrill A. McPeak, Chairman

Gerald M. Czarnecki

James R. Henderson

*This Compensation Committee Report is not deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as Amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either such Acts.

Compensation Committee Interlocks and Insider Participation

The Stock Option and Compensation Committee consists of Merrill A. McPeak as Chairman, Gerald M. Czarnecki and James R. Henderson.  None of these individuals were at any time during the fiscal year ended July 28, 2007 or at any other time one of our officers or employees.  Other than Mr. Risher, the Company’s CEO, none of our executive officers serve as a member of the Board or the Compensation Committee of any other entity which has one or more executive officers serving as a member of our Board or Compensation Committee

Certain Relationships and Related Transactions

Review, Approval Or Ratification Of Transactions With Related Persons

During fiscal 2007, the Company had a policy for the review of transactions in which the Company was a participant, the amount involved exceeded $120,000 and in which any of the Company’s directors or executive officers, or their immediate family members, had a direct or indirect material interest.  Any such related person transaction was to be for the benefit of the Company and upon terms no less favorable to the Company than if the related person transaction was with an unrelated party.  While this policy was not in writing during fiscal 2007, the Company’s Board of Directors was responsible for approving any such transactions and the CEO was responsible for maintaining a list of all existing related person transactions.  There were no related person transactions during fiscal 2007.

PROPOSAL II

RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR
THE FISCAL YEAR ENDING AUGUST 2, 2008.

Upon the recommendation of the Audit Committee, the Board has selected BDO Seidman as our independent registered public accounting firm for the fiscal year ending August 2, 2008. While shareholder ratification is not required by the Company’s By-laws or otherwise, the Board of Directors is submitting the selection of BDO Seidman to the shareholders for ratification as part of good corporate governance practices.  If the shareholders fail to ratify the selection of BDO Seidman, the Board may, but is not required to, reconsider whether to retain BDO Seidman.  Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent registered public accountants at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.  Representatives of BDO Seidman will be present at the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders in attendance.

Audit Fees

The aggregate fees billed by BDO Seidman, LLP for professional services rendered for the audit of our annual financial statements set forth in our Annual Report on Form 10-K for the fiscal years ended July 28, 2007 and July 29, 2006 and for the reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q for those fiscal years were $290,650, and $277,000, respectively.

Audit-Related Fees

There were no fees billed by BDO Seidman, LLP for Audit-Related services for the fiscal years ended July 28, 2007 and July 29, 2006.

Tax Fees

The aggregate fees billed by BDO Seidman, LLP for tax services for the fiscal years ended July 28, 2007 and July 29, 2006 were $71,665 and $139,737, respectively.  In both fiscal years, these fees related to tax planning and consulting work.

All Other Fees

There were no fees for other professional services rendered during the fiscal years ended July 28, 2007 and July 29, 2006.

The Audit Committee’s policy is to pre-approve services to be performed by the Company’s independent registered public accountants in the categories of audit services, audit-related services, tax services and other services.  Additionally, the Audit Committee will consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.  The Audit Committee has approved all fees and advised us that it has determined that the non-audit services rendered by BDO Seidman, LLP during our most recent fiscal year are compatible with maintaining the independence of such auditors.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE ON THIS MATTER AT THE MEETING IS REQUIRED TO RATIFY THE SELECTION OF BDO SEIDMAN AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING AUGUST 2, 2008.

Recommendation

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING AUGUST 2, 2008.

AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

The role of the Audit Committee is to assist the Board of Directors in its oversight of our financial reporting process, as more fully described in this Proxy Statement.  As set forth in the Audit Committee Charter, our management is responsible for the preparation, presentation and integrity of our financial statements, our accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Our independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with the management of the Company and has discussed matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as modified or supplemented, with BDO Seidman, LLP, the Company’s independent auditors for the fiscal year ended July 28, 2007.  The Audit Committee has received the written disclosures and the letter from BDO Seidman, LLP, as required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as modified or supplemented, and has discussed with BDO Seidman, LLP the independence of BDO Seidman, LLP.  The Audit Committee also considered whether BDO Seidman, LLP’s non-audit services, including tax planning and consulting, are compatible with maintaining BDO Seidman, LLP’s independence.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended July 28, 2007 filed with the Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Gerald M. Czarnecki (Chair)
General Merrill A. McPeak

ANNUAL REPORT

All shareholders of record as of the Record Date have been sent, or are concurrently herewith being sent, a copy of the Company’s 2007 Annual Report (without exhibits) which contains certified financial statements of the Company for the fiscal year ended July 28, 2007.

ANY SHAREHOLDER OF THE COMPANY MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY’S 2007 ANNUAL REPORT, INCLUDING THE COMPANY’S CERTIFIED FINANCIAL STATEMENTS AND ANY EXHIBITS, UPON REQUEST, BY WRITING TO THE CORPORATE SECRETARY, DEL GLOBAL TECHNOLOGIES CORP., 11550 WEST KING STREET, FRANKLIN PARK, ILLINOIS 60131.

SHAREHOLDER PROPOSALS

Deadline for Receipt of Shareholder Proposals

Shareholder proposals that are intended to be presented at the Company’s 2009 annual meeting of shareholders must be received by the Company at the Company’s principal executive office located at 11550 West King Street, Franklin Park, Illinois 60131 no later than October 29, 2008 in order to be included in the proxy statement for that meeting.  Shareholders wishing to nominate directors or bring a proposal before the 2009 annual meeting of shareholders (but not include it in the Company’s proxy material) must provide written notice of such nomination or proposal to the attention of the corporate secretary, no later than November 28, 2008.

Discretionary Voting Authority

On May 21, 1998, the SEC adopted an amendment to Rule 14a-4, as promulgated under the Exchange Act.  The amendment to Rule 14a-4(c)(1) governs the Company’s use of its discretionary proxy voting authority with respect to a shareholder proposal that is not addressed in the Company’s proxy statement.  This amendment provides that if the Company does not receive notice of a proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, then the Company will be permitted to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.  The date by which such notice must be received by the Company for the 2009 annual meeting is January 12, 2009.  If during the prior year the Company did not hold an annual meeting, or if the date of the annual meeting has changed more than 30 days from the prior year, then notice must not have been received a reasonable time before the Company mails its proxy materials in order for the Company to be allowed to use its discretionary voting authority when the proposal is raised.

Other Matters to be Considered at the Annual Meeting

As of the date of this Proxy Statement, management knows of no matters other than those set forth herein which will be presented for consideration at the Meeting.  If any other matters properly come before the Meeting, or any continuation of the Meeting pursuant to adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

James A. Risher
President and Chief Executive Officer

January 25, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

DEL GLOBAL TECHNOLOGIES CORP.

Proxy -- Annual Meeting of Shareholders
February 26, 2008

The undersigned, a shareholder of Del Global Technologies Corp., a New York corporation (the “Company”), does hereby appoint Mark A. Zorko and James A. Risher and each of them (with full power to act alone), the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the 2008 Annual Meeting of Shareholders of the Company to be held at the principal executive offices of Del Global Technologies Corp., 11550 West King Street, Franklin Park, Illinois 60131 on February 26, 2008 at 2 p.m., central time, or at any adjournment or postponement thereof.

The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated January 25, 2008, and a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended July 28, 2007.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN.  UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE COMPANY’S FOUR (4) NOMINEES FOR DIRECTOR AND TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

Address Change

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR PROPOSALS 1 AND 2

1.           ELECTION OF DIRECTORS:

The election of the following nominees to the Board of Directors, to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and shall qualify:

GERALD M. CZARNECKI
JAMES R. HENDERSON
GENERAL MERRILL A. MCPEAK
JAMES A. RISHER

FOR ALL NOMINEES	☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	☐

To withhold authority to vote for any individual nominee(s), print name(s) above.

2.           TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING AUGUST 2, 2008:

FOR	☐	AGAINST	☐	ABSTAIN	☐

DISCRETIONARY AUTHORITY:

In their discretion, the proxies are authorized to vote upon such other and further business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN.  UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE FOUR (4) NOMINEES AS DIRECTORS AND TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

The undersigned hereby revokes any proxy or proxies heretofore given, and ratifies and confirms all action the herein named attorneys and proxies, or any of them, or their substitutes, may lawfully take or cause to be taken by virtue hereof.

Dated _______________________, 2008

(L.S.)

(L.S.)
Signature(s)

 NOTE: Please sign exactly as your name or names appear hereon.  When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing.  When signing as joint tenants, all parties in the joint tenancy must sign.  When a proxy is given by a corporation, it should be signed with full corporate name by a duly authorized officer with the corporate seal affixed.

Please mark, date, sign and mail this proxy in the envelope provided for this purpose. No postage is required if mailed in the United States.